EXHIBIT 32.1

SECTION 906 CERTIFICATION OF THE CEO(1)

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Favrille, Inc. on Form 10-Q for the quarter ended June 30, 2005 filed with the Securities and Exchange Commission (the “Report”), to which this Certification is attached to as Exhibit 32.1, I, John P. Longenecker, President and Chief Executive Officer of Favrille, Inc., certify that, to the best of my knowledge:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Favrille, Inc. for the period covered by the Report.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Favrille, Inc. and will be retained by Favrille, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date	August 12, 2005	By	/s/ John P. Longenecker
John P. Longenecker, Ph.D.,
President and Chief Executive Officer

_____________________________

(1) This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Favrille, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.